Exhibit A

General Partners, Executive Officers, Managers and Directors

Noble Energy, Inc.

Name	Position	Principal Occupation/ Business	Issuer Common Units Beneficially Owned*
Berenson, Jeffrey L.	Director	Chairman and Chief Executive Officer of Berenson Holdings LLC	—
Cawley, Michael A.	Director	President and Manager of The Cawley Consulting Group, LLC	—
Cox, Edward F.	Director	Chair of the New York Republican State Committee	—
Craddock, James E.	Director	Former Chairman and Chief Executive Officer of Rosetta Resources Inc.	—
Edelman, Thomas J.	Director	Managing Partner, White Deer Energy LP	120,000
Grubman, Eric P.	Director	Executive Vice President of the National Football League	—
Hedrick, Kirby L.	Director	Former executive of Phillips Petroleum Company	—
Urban, Scott D.	Director	Former executive of BP Oil Company	—
Van Kleef, William T.	Director	Former executive of Tesoro Corporation	—
Williamson, Molly K.	Director	Scholar with the Middle East Institute	—
Stover, David L.	Chairman, President and Chief Executive Officer	Executive Officer of Noble	4,500
Cunningham, Susan M.	Executive Vice President	Executive Officer of Noble	—
Elliott, J. Keith	Senior Vice President	Executive Officer of Noble	—
Fisher, Kenneth M.	Executive Vice President and Chief Financial Officer	Executive Officer of Noble	12,500
Gerhart, Terry R.	Senior Vice President	Executive Officer of Noble	15,000

Name	Position	Principal Occupation/ Business	Issuer Common Units Beneficially Owned*
Johnson, Arnold J.	Senior Vice President, General Counsel and Secretary	Executive Officer of Noble	—
Lewis, John T.	Senior Vice President	Executive Officer of Noble	—
Putnam, Michael W.	Vice President	Executive Officer of Noble	—
Rimer, Charles J.	Senior Vice President	Executive Officer of Noble	—
Robison, Andrea Lee	Senior Vice President	Executive Officer of Noble	3,500
Willingham, Gary W.	Executive Vice President	Executive Officer of Noble	10,000
Hatley, Dustin A.	Vice President and Chief Accounting Officer	Officer of Noble	1,000

NBL Midstream, LLC

Name	Position	Principal Occupation/ Business	Issuer Common Units Beneficially Owned*
Willingham, Gary W.	Manager	Executive Officer of Noble	10,000
Rimer, Charles J.	Manager and President	Executive Officer of Noble	—
Huser, John A.	Manager and Vice President – Finance	Employee of Noble	1,000

*	Less than 1% of the class beneficially owned.